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                                                                   Exhibit 10.18

                                                March 21, 2002

Via Telecopy

Ms. Janeann Fehrle                                         Mr. Carmen Caporrino
Vice President                                             Vice President
PNC Business Credit                                        Fleet Capital
1600 Market Street                                         750 Walnut Avenue
31/st/ Floor                                               NJ RP 46703F
Philadelphia, PA 19103                                     Cranford, NJ 07016

               Re: Fourth Amended and Restated Revolving Credit and Security Agreement among PNC Bank, National Association (as Lender and As Agent) and Fleet Capital (as Lender) (collectively, the "Lenders") and WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C. and WinCup LP, L.L.C. (collectively, the "Borrowers"), as amended by First Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement, dated February 4, 2002, entered into among the Lenders and the Borrowers (as amended, the "Agreement")

Dear Janeann and Carmen:

         Per our conversation, I am writing to clarify certain provisions of the Agreement. In particular, Section 7.6 (Capital Expenditures) of the Agreement provides that no Borrower shall "[p]urchase or make any expenditure for fixed or capital assets (including capitalized leases) in an amount in excess of $12,000,000 during any fiscal year with respect to Radnor on a Consolidated Basis." While it is not expressly stated, I believe our mutual understanding is that this provision only applies commencing with fiscal year 2002.

         In addition, Sections 9.7 (Annual Financial Statements), 9.8 (Quarterly Financial Statements) and 9.9 (Monthly Financial Statements) of the Agreement require that the Borrowers (and in the case of Section 9.7, the Accountants) certify with financial convenants and schedules

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therefore imposed by Sections 6.5 (Fixed Charge), 6.6 (Net Worth), 7.6 and 7.12
(Subsidiaries) of the Agreement. Section 7.12 of the Agreement contains certain restrictions with respect to forming Subsidiaries, partnerships, joint ventures of similar arrangements. I believe this reference to Section 7.12 is an error and that the correct reference would be to Section 7.11 (Leases), which contains certain restrictions on the Borrowers entering into lease arrangements for real or personal property. This would be consistent with the language in our previous credit facility.

         I would appreciate it if you could sign in the space provided below to indicate that you are in agreement with our interpretation of the above provisions of the Agreement. If you would like to discuss either provision in more detail, feel free to contact with me or R. Radcliffe Hastings at 610-341-9600. Thank you for your assistance.

                                                Sincerely,


                                                /s/  Michael T. Kennedy

                                                Michael T. Kennedy
                                                President

AGREED AND ACCEPTED
THIS 22nd DAY OF March, 2002:


PNC BANK, NATIONAL ASSOCIATION


By: /s/  Janeann Fehrle
    ------------------------
Name:    Janeann Fehrle
Title:   VP


FLEET CAPITAL CORPORATION


By: /s/ Carmen Caporrino
    ------------------------
Name:   Carmen Caporrino
Title:  Vice President


cc:     Michael V. Valenza
        Caroline J. Williamson, Esq.